TRANSFER AGENCY AGREEMENT

                                     BETWEEN


                               QUESTAR FUNDS, INC.
                             PHEONIX MANAGEMENT FUND

                                       AND

                          AMERICAN DATA SERVICES, INC.














                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                      INDEX





1.   APPOINTMENT; DELIVERY OF DOCUMENTS........................................3


2.   DUTIES OF ADS.............................................................4


3.   RECORDKEEPING.............................................................7


4.   ISSUANCE AND TRANSFER OF SHARES...........................................8


5.   SHARE CERTIFICATES........................................................9


6.   SHARE PURCHASES; ELIGIBILITY TO RECEIVE DISTRIBUTIONS.....................9


7.   FEES AND EXPENSES........................................................10


8.   REPRESENTATIONS AND WARRANTIES...........................................10


9.   INDEMNIFICATION..........................................................11


10.  PROPRIETARY INFORMATION..................................................13


11.  EFFECTIVENESS, DURATION, AND TERMINATION.................................14


12.  ADDITIONAL FUNDS AND CLASSES.............................................15


13.  ASSIGNMENT...............................................................15


14.  TAXES....................................................................15


15.  MISCELLANEOUS............................................................16


SCHEDULE A...................................................................A-1

(A) ACCOUNT MAINTENANCE CHARGE:..............................................A-1
(B) TRANSACTION FEES:........................................................A-1
(C) 24 HOUR AUTOMATED VOICE RESPONSE:........................................A-2
(D) FUND/SERV:...............................................................A-2
(E) INTERNET ACCESS:.........................................................A-2
(F) IRA PLAN FEES:...........................................................A-2
(G) EXPENSES:................................................................A-3
(H) SPECIAL REPORT:..........................................................A-3
(I) SERVICE DEPOSIT:.........................................................A-3
(J) CONVERSION CHARGE:.......................................................A-3

SCHEDULE B...................................................................B-1





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                  QUESTAR FUNDS, INC.: PHEONIX MANAGEMENT FUND
                            TRANSFER AGENCY AGREEMENT

         AGREEMENT made this 21st day of December, 1999, by and between Questar Funds, Inc., Pheonix Management Fund, a Maryland Corporation, having its principal office and place of business at 150 Motor Parkway, Suite 109, Hauppauge, New York 11788 (the "Corporation"), and American Data Services, Inc., a New York corporation having its principal office and place of business at the Hauppauge Corporate Center, 150 Motor Parkway, Suite 109, Hauppauge, New York 11788 ("ADS").

         WHEREAS, the Corporation is an open-end management investment company registered with the United States Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Corporation is authorized to issue shares ("Shares") in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and is authorized to divide those series into separate classes; and

         WHEREAS, the Corporation offers shares in the series as listed in Appendix A hereto (each such series, together with all other series subsequently established by the Corporation and made subject to this Agreement in accordance with Section 13, being herein referred to as a "Fund," and collectively as the "Funds") and the Corporation offers shares of the classes of each Fund as listed in Appendix A hereto (each such class together with all other classes subsequently established by the Corporation in a Fund being herein referred to as a "Class," and collectively as the "Classes"); and

         WHEREAS, the Corporation desires to appoint ADS as its transfer agent and dividend disbursing agent for each Fund and Class thereof and ADS desires to accept such appointment on the terms and conditions set forth in this Agreement;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Corporation and ADS hereby agree as follows:

1.  APPOINTMENT; DELIVERY OF DOCUMENTS

(a) APPOINTMENT. The Corporation, on behalf of the Funds, hereby appoints ADS to act as, and ADS agrees to act as, (i) transfer agent for the authorized and issued shares of beneficial interest stock of the Corporation representing interests in each of the respective Funds and Classes thereof ("Shares"), (ii) dividend disbursing agent and (iii) agent in connection with any accumulation, open-account or similar plans provided to the registered owners of shares of any of the Funds ("Shareholders") and set out in the currently effective prospectuses and statements of additional information of the applicable Fund, including, without limitation, any periodic investment plan or periodic withdrawal program.


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(A) DOCUMENT DELIVERY. The Corporation has delivered to ADS copies of:

         (i) the Corporation's Corporation Instrument and Bylaws (collectively, as amended from time to time, "Organic Documents"),

         (ii) the Corporation's Registration Statement and all amendments thereto filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Investment Company Act of 1940, as amended (the "1940 Act")(the "Registration Statement"),

         (iii) the current Prospectus and Statement of Additional Information of each Fund (collectively, as currently in effect and as amended or supplemented, the "Prospectus"),

         (iv) each current plan of distribution or similar document adopted by the Corporation under Rule 12b-1 under the 1940 Act ("Plan") and each current shareholder service plan or similar document adopted by the Corporation ("Service Plan"), and

         (v) The Corporation shall promptly furnish ADS with all amendments of or supplements to the foregoing and shall deliver to ADS a certified copy of the resolution of the Board of Directors of the Corporation (the "Board") appointing ADS and authorizing the execution and delivery of this Agreement.

2.  DUTIES OF ADS

(a) TRANSFER AGENCY SERVICES. In accordance with procedures established from time to time by agreement between the Corporation on behalf of each of the Funds, as applicable, and ADS, ADS will perform the following services:

         (i) provide the services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program) that are customary for open-end management investment companies including:

                  (A) maintaining all Shareholder accounts;

                  (B) preparing Shareholder meeting lists;

                  (C) mailing Shareholder reports and prospectuses to current Shareholders;

                  (D) withholding taxes on U.S. resident and non-resident alien accounts;

                  (E) preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required by federal authorities with respect to distributions for Shareholders;


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


                  (F) preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts; and,

                  (G) providing account information in response to inquiries from Shareholders.

         (ii) Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation therefore to the Custodian of the Fund authorized by the Board of Directors of the Fund (the "Custodian"); or, in the case of a Fund's operating in a master-feeder or fund of funds structure, to the transfer agent or interest-holder recordkeeper for the master portfolios in which the Fund invests;

         (iii) pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

         (iv) receive for acceptance redemption requests and deliver the appropriate documentation therefor to the Custodian or, in the case of Fund's operating in a master-feeder or fund of funds structure, to the transfer agent or interest-holder recordkeeper for the master portfolios in which the Fund invests;

         (v) as and when it receives monies paid to it by the Custodian with respect to any redemption, pay the redemption proceeds as required by the Prospectus pursuant to which the redeemed Shares were offered and as instructed by the redeeming Shareholders;

         (vi) effect transfers of Shares upon receipt of appropriate instructions from Shareholders;

         (vii) prepare and transmit to Shareholders (or credit the appropriate Shareholder accounts) payments for all distributions declared by the Corporation with respect to Shares;

         (viii) issue share certificates and replacement share certificates for those share certificates alleged to have been lost, stolen, or destroyed upon receipt by ADS of indemnification satisfactory to ADS and protecting ADS and the Corporation and, at the option of ADS, issue replacement certificates in place of mutilated share certificates upon presentation thereof without requiring indemnification;

         (ix) receive from Shareholders or debit Shareholder accounts for sales commissions, including contingent deferred, deferred and other sales charges, and service fees (I.E., wire redemption charges) and prepare and transmit payments to underwriters, selected dealers and others for commissions and service fees received;

         (x) track shareholder accounts by financial intermediary source and otherwise as requested by the Corporation and provide periodic reporting to the Corporation or its administrator or other agent;


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         (xi) maintain records of account for and provide reports and statements to the Corporation and Shareholders as to the foregoing;

         (xii) Record the issuance of shares of the Fund and maintain pursuant to SEC Rule 17Ad-10(e) a record of the total number of shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding.

         (xiii) provide a system which will enable the Corporation to calculate the total number of Shares of each Fund and Class thereof sold in each State.

         (b) OTHER SERVICES. ADS shall provide the following additional services on behalf of the Corporation and such other services agreed to in writing by the Corporation and ADS:

         (i) monitor and make appropriate filings with respect to the escheatment laws of the various states and territories of the United States; and

(c) BLUE SKY MATTERS. The Corporation or its administrator or other agent

         (i) shall identify to ADS in writing those transactions and assets to be treated as exempt from reporting for each state and territory of the United States and for each foreign jurisdiction (collectively "States"); and

         (ii) shall monitor the sales activity with respect to Shareholders domiciled or resident in each State.

(d) SAFEKEEPING. ADS shall establish and maintain facilities and procedures reasonably acceptable to the Corporation for the safekeeping, control, preparation and use of share certificates, check forms, and facsimile signature imprinting devices. ADS shall establish and maintain facilities and procedures reasonably acceptable to the Corporation for safekeeping of all records maintained by ADS pursuant to this Agreement.

(e) COOPERATION WITH ACCOUNTANTS. ADS shall cooperate with each Fund's independent public accountants and shall take reasonable action to make all necessary information available to the accountants for the performance of the accountants' duties.

(f) RESPONSIBILITY FOR COMPLIANCE WITH LAW.

                  (i) IN GENERAL. Except with respect to ADS's duties as set forth in this Section 2 and except as otherwise specifically provided herein, the Corporation assumes all responsibility for ensuring that the Corporation complies with all applicable requirements of the Securities Act, the 1940 Act and any laws, rules and regulations of governmental authorities with jurisdiction over the Corporation. All references to any law in this Agreement shall be deemed to include reference to the applicable rules and regulations promulgated under authority of the law and all official interpretations of such law or rules or regulations.


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


                  (ii) ISSUANCE OF SHARES. The responsibility of ADS for the Corporation's state registration status is solely limited to the reporting of transactions to the Corporation, and ADS shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Corporation or its administrator or other agent.


3. RECORDKEEPING

(a) PREDECESSOR RECORDS. Prior to the commencement of ADS's responsibilities under this Agreement, if applicable, the Corporation shall deliver or cause to be delivered over to ADS:

         (i) an accurate list of Shareholders of the Corporation, showing each Shareholder's address of record, number of Shares owned and whether such Shares are represented by outstanding share certificates and

         (ii) all Shareholder records, files, and other materials necessary or appropriate for proper performance of the functions assumed by ADS under this Agreement (collectively referred to as the "Materials"). The Corporation shall on behalf of each applicable Fund or Class indemnify and hold ADS harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any error, omission, inaccuracy or other deficiency of the Materials, or out of the failure of the Corporation to provide any portion of the Materials or to provide any information in the Corporation's possession or control reasonably needed by ADS to perform the services described in this Agreement.

 (b) RECORDKEEPING. ADS shall keep records relating to the services to be performed under this Agreement, in the form and manner as it may deem advisable and as required by applicable law. To the extent required by Section 31 of the 1940 Act, and the rules thereunder, ADS agrees that all such records prepared or maintained by ADS relating to the services to be performed by ADS under this Agreement are the property of the Corporation and will be preserved, maintained and made available in accordance with Section 31 of the 1940 Act and the rules thereunder, and will be surrendered promptly to the Corporation on and in accordance with the Corporation's request. The Corporation and the Corporation's authorized representatives shall have access to ADS's records relating to the services to be performed under this Agreement at all times during ADS's normal business hours. Upon the reasonable request of the Corporation, copies of any such records shall be provided promptly by ADS to the Corporation or its authorized representatives.


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


(c) CONFIDENTIALITY OF RECORDS. ADS and the Corporation agree that all books, records, information, and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

(d) INSPECTION OF RECORDS BY OTHERS. In case of any requests or demands for the inspection of the Shareholder records of the Fund, ADS will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. ADS reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person, and shall promptly notify the Fund of any unusual request to inspect or copy the shareholder records of the Fund or the receipt of any other unusual request to inspect, copy or produce the records of the Fund.

4. ISSUANCE AND TRANSFER OF SHARES

(a) ISSUANCE OF SHARES. ADS shall make original issues of Shares of each Fund and Class thereof in accordance with the Corporation's then current prospectus only upon receipt of

         (i)  instructions requesting the issuance,

         (ii) a certified copy of a resolution of the Board authorizing the issuance,

         (iii) necessary funds for the payment of any original issue tax applicable to such Shares, and

         (iv) an opinion of the Corporation's counsel as to the legality and validity of the issuance, which opinion may provide that it is contingent upon the filing by the Corporation of an appropriate notice with the SEC, as required by Section 24 of the 1940 Act or the rules thereunder. If such opinion is contingent upon a filing under Section 24 of the 1940 Act, the Corporation shall indemnify ADS for any liability arising from the failure of the Corporation to comply with that section or the rules thereunder.

(b) TRANSFER OF SHARES. Transfers of Shares of each Fund and Class thereof shall be registered on the Shareholder records maintained by ADS. In registering transfers of Shares, ADS may rely upon the Uniform Commercial Code as in effect in the State of New York or any other statutes that, in the opinion of ADS's counsel, protect ADS and the Corporation from liability arising from:

         (i) not requiring complete documentation;

         (ii) registering a transfer without an adverse claim inquiry;

         (iii) delaying registration for purposes of such inquiry; or,


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          (iv) refusing registration whenever an adverse claim requires such refusal. As Transfer Agent, ADS will be responsible for delivery to the transferor and transferee of such documentation as is required by the Uniform Commercial Code.

5.  SHARE CERTIFICATES

(a) SURCHARGE FOR ISSUANCE OF SHARE CERTIFICATIONS. If the Corporation issues share certificates, the Corporation shall pay the surcharge for issuance of certificates set forth in Schedule A, item (f).

(b) ProceduRES FOR ISSUANCE OF CERTIFICATES. In the event the Corporation elects to issue share certificates, the following provisions shall apply:

                  (i) CERTIFICATES. The Corporation shall furnish to ADS a supply of blank share certificates of each Fund and Class thereof and, from time to time, will renew such supply upon ADS's request. Blank share certificates shall be signed manually or by facsimile signatures of officers of the Corporation authorized to sign by the Organic Documents of the Corporation and, if required by the Organic Documents, shall bear the Corporation's seal or a facsimile thereof. Unless otherwise directed by the Corporation, ADS may issue or register Share certificates reflecting the manual or facsimile signature of an officer who has died, resigned or been removed by the Corporation.

                  (ii) ENDORSEMENT; TRANSPORTATION. New Share certificates shall be issued by ADS upon surrender of outstanding Share certificates in the form deemed by ADS to be properly endorsed for transfer and satisfactory evidence of compliance with all applicable laws relating to the payment or collection of taxes. ADS shall forward Share certificates in "non-negotiable" form by first-class or registered mail, or by whatever means ADS deems equally reliable and expeditious. ADS shall not mail Share certificates in "negotiable" form unless requested in writing by the Corporation and fully indemnified by the Corporation to ADS's satisfaction.

6.  SHARE PURCHASES; ELIGIBILITY TO RECEIVE DISTRIBUTIONS

(a) PURCHASE ORDERS. Shares shall be issued in accordance with the terms of a Fund's or Class' prospectus after ADS or its agent receives either:

         (i)(A) an instruction directing investment in a Fund or Class, (B) a check (other than a third party check) or a wire or other electronic payment in the amount designated in the instruction and (C), in the case of an initial purchase, a completed account application; or,

         (ii) the information required for purchases pursuant to a selected dealer agreement, processing organization agreement, or a similar contract with a financial intermediary.


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(b) DISTRIBUTION ELIGIBILITY. Shares issued in a Fund after receipt of a completed purchase order shall be eligible to receive distributions of the Fund at the time specified in the prospectus pursuant to which the Shares are offered.

(c) DETERMINATION OF FEDERAL FUNDS. Shareholder payments shall be considered Federal Funds no later than on the day indicated below unless other times are noted in the prospectus of the applicable Class or Fund:

         (i) for a wire received, at the time of the receipt of the wire;

         (ii) for a check drawn on a member bank of the Federal Reserve System, on the second Fund Business Day following receipt of the check; and

         (iii) for a check drawn on an institution that is not a member of the Federal Reserve System, at such time as ADS is credited with Federal Funds with respect to that check.

7.  FEES AND EXPENSES

(a) For the services provided by ADS pursuant to this Agreement, the Corporation, on behalf of each Fund, agrees to pay ADS the fees set forth in Schedule A. Fees will begin to accrue for each Fund on the latter of the date of this Agreement or the date of commencement of operations of the Fund.

(b) In addition to the fees paid under subsection (a), the Corporation agrees to reimburse ADS for out-of-pocket expenses or advances incurred by ADS for the items set out in the Schedule A attached hereto. In addition, the Corporation will reimburse any other expenses incurred by ADS at the request or with the consent of the Corporation.

(c) The fees, out-of pocket expenses and advances identified in the foregoing subsections (a) and (b) above may be changed from time to time subject to mutual written agreement between the Corporation and ADS.

(d) The Corporation agrees to pay all fees and reimbursable expenses within ten days following the receipt of the respective billing notice.

8.  REPRESENTATIONS AND WARRANTIES

(a) REPRESENTATIONS OF ADS. ADS represents and warrants to the Corporation that:

         (i) it is a corporation duly organized and existing and in good standing under the laws of the State of New York;

         (ii) it is duly qualified to carry on its business in the State of New York;

         (iii) it is empowered under applicable laws and by its Article of Incorporation and Bylaws to enter into this Agreement and perform its duties under this Agreement;

         (iv) it has access to the necessary facilities, equipment, and personnel to perform its duties and obligations under this Agreement; and,

         (iv) it is registered as a transfer agent under Section 17A of the Securities Exchange Act of 1934 and shall continue to be registered throughout the remainder of this Agreement.

(b) REPRESENTATIONS OF THE CORPORATION. The Fund represents and warrants to ADS that

         (i) it is a business Corporation duly organized and existing and in good standing under the laws of Maryland;

         (ii) it is empowered under applicable laws and by its Organic Documents to enter into and perform this Agreement;


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         (iii) all proceedings required by said Organic Documents have been taken to authorize it to enter into and perform this Agreement;

         (iv) it is an open-end management investment company registered under the Investment Company Act of 1940; and,

         (v) a registration statement under the Securities Act of 1933 is currently or will become effective and will remain effective, and appropriate state securities law filings as required, have been or will be made and will continue to be made, with respect to all Shares of the Fund being offered for sale.


9.  INDEMNIFICATION

(a) INDEMNIFICATION OF ADS. ADS shall not be responsible for, and the Corporation shall on behalf of each applicable Fund or Class thereof indemnify and hold ADS harmless from and against, any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributable to:

         (i) all actions of ADS or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without gross negligence or willful misconduct; the Corporation's lack of good faith or the Corporation's gross negligence or willful misconduct;

         (ii) the reliance on or use by ADS or its agents or subcontractors of information, records or documents which (i) are received by ADS or its agents or subcontractors and furnished to it by or on behalf of the Fund, and (ii) have been prepared or maintained by the Corporation or any other person or firm on behalf of the Corporation, including but not limited to any previous transfer agent or registrar;


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         (iii) the reasonable reliance on, or the carrying out by ADS or its agents or subcontractors of, any instructions or requests of the Corporation on behalf of the applicable Fund;

         (iv) the Fund's refusal or failure to comply with the terms of this Agreement, or which arise out of the Fund's lack good faith, gross negligence or willful misconduct or which arise out of the breach of any representation or warranty of the Fund hereunder and,

         (v) the offer or sale of Shares in violation of any requirement under the Federal securities laws or regulations or the securities laws or regulations of any State that such Shares be registered in such State or in violation of any stop order or other determination or ruling by any federal agency or any State with respect to the offer or sale of such Shares in such State.

(b) INDEMNIFICATION OF THE CORPORATION. ADS shall indemnify and hold the Corporation and each Fund or Class thereof harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributed to any action or failure or omission to act by ADS as a result of ADS's lack of good faith, gross negligence or willful misconduct with respect to the services performed under or in connection with this Agreement.

(c) RELIANCE. At any time ADS may apply to any officer of the Corporation for instructions, and may consult with legal counsel to the Corporation or to ADS with respect to any matter arising in connection with the services to be performed by ADS under this Agreement, and ADS and its agents or subcontractors shall not be liable and shall be indemnified by the Corporation on behalf of the applicable Fund for any action taken or omitted by it in reasonable reliance upon such instructions or upon the advice of such counsel. ADS, its agents and subcontractors shall be protected and indemnified in acting upon

         (i) any paper or document furnished by or on behalf of the Corporation, reasonably believed by ADS to be genuine and to have been signed by the proper person or persons;

         (ii) any instruction, information, data, records or documents provided ADS or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Corporation; and,

         (iii) any authorization, instruction, approval, item or set of data, or information of any kind transmitted to ADS in person or by telephone, vocal telegram or other electronic means, reasonably believed by ADS to be genuine and to have been given by the proper person or persons. ADS shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Corporation. ADS, its agents and subcontractors shall also be protected and indemnified in recognizing share certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Corporation, and the proper countersignature of any former transfer agent or former registrar or of a co-transfer agent or co-registrar of the Corporation.

(d) RELIANCE ON ELECTRONIC INSTRUCTIONS. If the Corporation has the ability to originate electronic instructions to ADS in order to (i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information, then in such event ADS shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by ADS from time to time.

(e) USE OF FUND/SERV AND NETWORKING. The Corporation has authorized or in the future may authorize ADS to act as a "Mutual Fund Services Member" for the Corporation or various Funds and Classes. Fund/SERV and Networking are services sponsored by the National Securities Clearing Corporation ("NSCC") and as used herein have the meanings as set forth in the then current edition of NSCC RULES AND PROCEDURES published by NSCC or such other similar publication as may exist from time to time. The Corporation shall indemnify and hold ADS harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising directly or indirectly out of or attributed to any action or failure or omission to act by NSCC.

(f) NOTIFICATION OF CLAIMS. In order that the indemnification provisions contained in this Section shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim or to defend against said claim in its own name or in the name of the other party. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

10.   PROPRIETARY INFORMATION

(a) PROPRIETARY INFORMATION OF ADS. The Corporation acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals maintained by ADS on databases under the control and ownership of ADS or a third party constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to ADS or the third party. The Corporation agrees to treat all Proprietary Information as proprietary to ADS and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided under this Agreement.

(B) PROPRIETARY INFORMATION OF THE CORPORATION. ADS acknowledges that the Shareholder list and all information related to Shareholders furnished to ADS by the Corporation or by a Shareholder in connection with this Agreement (collectively, "Customer Data") constitute proprietary information of substantial value to the Corporation. In no event shall Proprietary Information be deemed Customer Data. ADS agrees to treat all Customer Data as proprietary to the Corporation and further agrees that it shall not divulge any Customer Data to any person or organization except as may be provided under this Agreement or as maybe directed by the Corporation.

11.  EFFECTIVENESS, DURATION, AND TERMINATION

         (a) EFFECTIVE DATE. This Agreement shall become effective on the date first above written.

         (b) TERM. This Agreement shall remain in effect for a period of three
(3) years from the date of its effectiveness and shall continue in effect for successive twelve-month periods; provided that such continuance is specifically approved at least annually by the Board and by a majority of the Directors who are not parties to this Agreement or interested persons of any such party.

         (c) TERMINATION FOR CAUSE. In the event of a material breach of this Agreement by either party, the non-breaching part shall notify the breaching party in writing of such breach and upon receipt of such notice, the breaching party shall by 45 days to remedy the breach. If said breach is not remedied to the reasonable satisfaction of the non-breaching party, the non-breaching party may thereafter terminate this Agreement immediately. Compensation due ADS and unpaid by the Corporation upon such termination shall be immediately due and payable upon, and notwithstanding, such termination. If after such termination for so long as ADS, with the written consent of the Corporation, in fact continues to perform any one or more of the services contemplated by this Agreement, the provisions of this Agreement, including without limitation, the provisions dealing with indemnification, shall continue in full force and effect.

         (d) PAYMENT UPON TERMINATION. If at any time during the initial or any subsequent term of this Agreement, ADS is replaced as transfer agent or dividend disbursing agent for any reason other than for a material breach of this Agreement which ADS does not cure within a reasonable time, or a Fund is merged into or sells all (or substantially all) of its assets to another fund or family of funds for which ADS does not serve as transfer agent or dividend disbursing agent, then the Fund shall, immediately upon demand by ADS, make a one time cash payment equal to the net present value of the revenues ADS would have earned during the remainder of the initial or subsequent term of the Agreement, as the case may be, at the fee rate in effect at the time of such event (including any applicable minimum). For purposes of this paragraph, the figure used to calculate the fee due ADS hereunder shall be the highest monthly fees paid by the Fund at any time during the 12 months immediately preceding the termination of ADS (or the merger or sale of assets) of the Fund.

         (e) REIMBURSEMENT OF ADS'S EXPENSES. If this Agreement is terminated with respect to a Fund or Funds, ADS shall be entitled to collect from the Fund or Funds, in addition to the compensation described under Sections 4 and 11(d) hereof, the amount of all of ADS's reasonable cash disbursements for services in connection with ADS's activities in effecting such termination, including without limitation, the delivery to the Corporation and/or its designees of the Corporation's property, records, instruments and documents, or any copies thereof. Subsequent to such termination, for a reasonable fee, ADS will provide the Corporation with reasonable access to all Corporation documents or records, if any, remaining in its possession. Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund. Additionally, ADS reserves the right to charge for any other reasonable costs and expenses associated with such termination.

         (e) SURVIVAL OF CERTAIN OBLIGATIONS. The obligations of Sections 8, 10 and 11 shall survive any termination of this Agreement

         (f) FORCE MAJEURE. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

12.  ADDITIONAL FUNDS AND CLASSES.

If the Corporation establishes one or more series of Shares or one or more classes of Shares after the effectiveness of this Agreement, such series of Shares or classes of Shares, as the case may be, shall become Funds and Classes under this Agreement; PROVIDED, however, that either ADS or the Corporation may elect not to make and such series or classes subject to this Agreement.

13.  ASSIGNMENT

Except as otherwise provided in this Agreement, neither this Agreement nor any rights or obligations under this Agreement may be assigned by either party without the written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns. ADS may, without further consent on the part of the Corporation, subcontract for the performance hereof with any entity, including affiliated persons of ADS; provided however, that ADS shall be as fully responsible to the Corporation for the acts and omissions of any subcontractor as ADS is for its own acts and omissions.

14.  TAXES

ADS shall not be liable for any taxes, assessments or governmental charges that may be levied or assessed on any basis whatsoever in connection with the Corporation or any Shareholder or any purchase of Shares, excluding taxes assessed against ADS for compensation received by it under this Agreement.

15.  MISCELLANEOUS

(a) AMENDMENTS. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

(b) CHOICE OF LAW. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York.

(c) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

(d) COUNTERPARTS. The parties may execute this Agreement on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

(e) SEVERABILITY. If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

(f) HEADINGS. Section and paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

(g) NOTICES. All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received or when sent by telex or facsimile, and shall be given to the following addresses (or such other addresses as to which notice is given):

To the Fund:                                   To ADS:

  Michael Miola                                  Richard Butt
  President, Chairman of the Board               President
  Questar Funds, Inc., Pheonix Mgmt. Fund        American Data Services, Inc.
  150 Motor Parkway, Suite 109                   150 Motor Parkway, Suite 109
  Hauppauge, NY  11788                           Hauppauge, NY  11788

(H) BUSINESS DAYS. Nothing contained in this Agreement is intended to or shall require ADS, in any capacity hereunder, to perform any functions or duties on any day other than a Fund Business Day. Functions or duties normally scheduled to be performed on any day which is not a Fund Business Day shall be performed on, and as of, the next Fund Business Day, unless otherwise required by law.

(I) DISTINCTION OF FUNDS. Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of the Corporation are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

(j) CONSEQUENTIAL DAMAGES. Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

(k) NONLIABILITY OF AFFILIATES. No affiliated person (as that term is defined in the 1940 Act), employee, agent, director, officer or manager of ADS shall be liable at law or in equity for ADS's obligations under this Agreement.

(l) REPRESENTATION OF SIGNATORIES. Each of the undersigned expressly warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized persons, as of the day and year first above written.

QUESTAR FUNDS, INC.                            AMERICAN DATA SERVICES, INC.
PHEONIX MANAGEMENT FUND



By:  __________________________________        By:  ____________________________
        Michael Miola, President                     Richard Butt, President

                  QUESTAR FUNDS, INC.: PHEONIX MANAGEMENT FUND
                            TRANSFER AGENCY AGREEMENT

                                   SCHEDULE A
                            FEES AND ACCOUNT CHARGES

         For the services rendered by ADS in its capacity as transfer agent, the Fund shall pay ADS a fee, calculated as a combination of account maintenance charges plus transaction charges as follows:

(A) ACCOUNT MAINTENANCE CHARGE:
     The Greater of (No prorating for partial months) (1) a minimum maintenance charge per Fund/Class $1,250.00/ month; or, (2) charges based upon the total of all open/closed accounts (1) per Fund/class upon the following annual rates:

                     TYPE OF FUND                         CHARGE PER ACCOUNT

         Dividend calculated and
          paid annually, semi-annually, quarterly             $   9.00

         Dividend calculated and paid monthly                 $  12.00

         Dividend accrued daily and paid monthly              $  16.00

         Closed Accounts                                      $   2.00(2)

(1) All accounts closed during a month will be considered as open accounts for billing purposes in the month the account is closed.

(2) Closed accounts remain on the shareholder files until all 1099's and 5498's have been distributed to the shareholders and send via mag-media to the IRS.


FEE WAIVER:

A fee waiver of 40% will be in place for the first year of the Fund until November 30, 2000 or until the assets exceed $10 million.

                                      PLUS,

 (B) TRANSACTION FEES:

Trade Entry (purchase/liquidation) and maintenance transactions .....$ 1.50 each

New account set-up ..................................................$ 3.00 each

Customer service calls ..............................................$ 1.50 each

Correspondence/ information requests ................................$ 1.75 each

Check preparation ...................................................$  .50 each

Liquidations paid by wire transfer ..................................$ 3.00 each

ACH charge ..........................................................$  .45 each

SWP .................................................................$ 1.00 each

(C) 24 HOUR AUTOMATED VOICE RESPONSE:

Initial set-up (one-time) charge per Fund - $750.00

Monthly maintenance charge per Fund - $50.00

All calls processed through automated voice response will be billed as a customer service call listed above.


(D) FUND/SERV

All Funds processed through Fund/SERV will be subject to an additional monthly charge of $250.00

All transactions processed through Fund/SERV will be billed at the transaction fee rates listed in (b) above.


(E) INTERNET ACCESS:

Each shareholder/adviser/broker hit billed at $0.25 per hit.

(f) Issuance of Share Certificates:

For each share certificate issued by ADS, a $25.00 charge will be assessed to the Fund for which the certificate was issued.


                                  FEE INCREASES

On each annual anniversary date of this Agreement, the fees enumerated above will be increased by the change in the Consumer Price Index for the Northeast region (CPI) for the twelve-month period ending with the month preceding such annual anniversary date.



(F) IRA PLAN FEES:

The following fees will be charged directly to the shareholder account:

Annual maintenance fee ....................................... $15.00 /account *

Incoming transfer from prior custodian ........................$12.00

Distribution to a participant .................................$15.00

Refund of excess contribution .................................$15.00

Transfer to successor custodian ...............................$15.00

 Automatic periodic distributions .............................$15.00/year per account

* Includes $8.00 Bank Custody Fee.

 (G) EXPENSES:

         The Fund shall reimburse ADS for any out-of-pocket expenses, exclusive of salaries, advanced by ADS in connection with but not limited to the costs for printing fund documents, (i.e. printing of confirmation forms, shareholder statements, redemption/dividend checks, envelopes, financial statements, proxy statement, fund prospectus, etc.) proxy solicitation and mailing expenses, travel requested by the Fund, telephone toll charges, 800-line costs and fees, facsimile and data transmission costs, stationery and supplies (related to Fund records), record storage, postage (plus a $0.085 service charge for all mailings), pro-rata portion of annual SAS-70 audit letter, telex and courier charges incurred in connection with the performance of its duties hereunder. ADS shall provide the Fund with a monthly invoice of such expenses and the Fund shall reimburse ADS within fifteen (15) days after receipt thereof.

(H) SPECIAL REPORTS:

         All reports and/or analyses requested by the Fund that are not included in the fee schedule, shall be subject to an additional charge, agreed upon in advance, based upon the following rates:

         Senior staff..........$150.00/hr.
         Junior staff .........$ 75.00/hr.
         Computer time.........$ 45.00/hr.


(I) SERVICE DEPOSIT:

         The Fund will remit to ADS upon execution of this Agreement a security deposit of equal to one (1) month's shareholder service fee. The service deposit computation will be based either on the total number of shareholder accounts (open and closed) of each Fund to be serviced or the minimum fee, whichever is greater, as of the execution date of this Agreement. The Fund will have the option to have the security deposit applied to the last month's service fee, or applied to any new contract between the Fund and ADS.

         However, if the Fund elects or is forced to terminate this Agreement for any reason what-so-ever other than a material breach by ADS (including, but not limited to, the voluntary or involuntary termination of the Fund, liquidation of the Fund's assets, the sale or merger of the Fund or it's assets to any successor entity) prior to the termination date of this Agreement as specified in Section 7 of this Agreement, the Fund will forfeit the Security Deposit paid to ADS upon execution of this Agreement

 (J) CONVERSION CHARGE: (EXISTING FUNDS ONLY)

         There will be a charge to convert the Fund's shareholder accounting records on to the ADS stock transfer system. In addition, ADS will be reimbursed for all out-of-pocket expenses, enumerated in paragraph (b) above and data media conversion costs, incurred during the conversion process.

         The conversion charge will be estimated and agreed upon in advance by the Fund and ADS. The charge will be based upon the quantity of records to be converted and the condition of the previous service agent's records.

                  QUESTAR FUNDS, INC.: PHEONIX MANAGEMENT FUND
                            TRANSFER AGENCY AGREEMENT

                                   SCHEDULE B
              FUNDS AND CLASSES TO BE SERVICED UNDER THIS AGREEMENT



                             PHEONIX MANAGEMENT FUND

                            TRANSFER AGENCY AGREEMENT

                                     BETWEEN


                               QUESTAR FUNDS, INC.
                                MACROTRENDS FUND

                                       AND

                          AMERICAN DATA SERVICES, INC.














                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                      INDEX





1.   APPOINTMENT; DELIVERY OF DOCUMENTS.......................................3


2.   DUTIES OF ADS............................................................4


3.   RECORDKEEPING............................................................7


4.   ISSUANCE AND TRANSFER OF SHARES..........................................8


5.   SHARE CERTIFICATES.......................................................9


6.   SHARE PURCHASES; ELIGIBILITY TO RECEIVE DISTRIBUTIONS....................9


7.   FEES AND EXPENSES.......................................................10


8.   REPRESENTATIONS AND WARRANTIES..........................................10


9.   INDEMNIFICATION.........................................................11


10.  PROPRIETARY INFORMATION.................................................13


11.  EFFECTIVENESS, DURATION, AND TERMINATION................................14


12.  ADDITIONAL FUNDS AND CLASSES............................................15


13.  ASSIGNMENT..............................................................15


14.  TAXES...................................................................15


15.  MISCELLANEOUS...........................................................16


SCHEDULE A...................................................................A-1

(A) ACCOUNT MAINTENANCE CHARGE:..............................................A-1
(B) TRANSACTION FEES:........................................................A-1
(C) 24 HOUR AUTOMATED VOICE RESPONSE:........................................A-2
(D) FUND/SERV:...............................................................A-2
(E) INTERNET ACCESS:.........................................................A-2
(F) IRA PLAN FEES:...........................................................A-2
(G) EXPENSES:................................................................A-3
(H) SPECIAL REPORT:..........................................................A-3
(I) SERVICE DEPOSIT:.........................................................A-3
(J) CONVERSION CHARGE:.......................................................A-3

SCHEDULE B...................................................................B-1

                      QUESTAR FUNDS, INC.: MACROTRENDS FUND
                            TRANSFER AGENCY AGREEMENT

         AGREEMENT made this 21st day of December, 1999, by and between Questar Funds, Inc., MacroTrends Fund, a Maryland Corporation, having its principal office and place of business at 150 Motor Parkway, Suite 109, Hauppauge, New York 11788 (the "Corporation"), and American Data Services, Inc., a New York corporation having its principal office and place of business at the Hauppauge Corporate Center, 150 Motor Parkway, Suite 109, Hauppauge, New York 11788 ("ADS").

         WHEREAS, the Corporation is an open-end management investment company registered with the United States Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Corporation is authorized to issue shares ("Shares") in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and is authorized to divide those series into separate classes; and

         WHEREAS, the Corporation offers shares in the series as listed in Appendix A hereto (each such series, together with all other series subsequently established by the Corporation and made subject to this Agreement in accordance with Section 13, being herein referred to as a "Fund," and collectively as the "Funds") and the Corporation offers shares of the classes of each Fund as listed in Appendix A hereto (each such class together with all other classes subsequently established by the Corporation in a Fund being herein referred to as a "Class," and collectively as the "Classes"); and

         WHEREAS, the Corporation desires to appoint ADS as its transfer agent and dividend disbursing agent for each Fund and Class thereof and ADS desires to accept such appointment on the terms and conditions set forth in this Agreement;

         NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Corporation and ADS hereby agree as follows:

1.  APPOINTMENT; DELIVERY OF DOCUMENTS

(a) APPOINTMENT. The Corporation, on behalf of the Funds, hereby appoints ADS to act as, and ADS agrees to act as, (i) transfer agent for the authorized and issued shares of beneficial interest stock of the Corporation representing interests in each of the respective Funds and Classes thereof ("Shares"), (ii) dividend disbursing agent and (iii) agent in connection with any accumulation, open-account or similar plans provided to the registered owners of shares of any of the Funds ("Shareholders") and set out in the currently effective prospectuses and statements of additional information of the applicable Fund, including, without limitation, any periodic investment plan or periodic withdrawal program.

(A)     DOCUMENT DELIVERY. The Corporation has delivered to ADS copies of:

         (i) the Corporation's Corporation Instrument and Bylaws (collectively, as amended from time to time, "Organic Documents"),

         (ii) the Corporation's Registration Statement and all amendments thereto filed with the U.S. Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Investment Company Act of 1940, as amended (the "1940 Act")(the "Registration Statement"),

         (iii) the current Prospectus and Statement of Additional Information of each Fund (collectively, as currently in effect and as amended or supplemented, the "Prospectus"),

         (iv) each current plan of distribution or similar document adopted by the Corporation under Rule 12b-1 under the 1940 Act ("Plan") and each current shareholder service plan or similar document adopted by the Corporation ("Service Plan"), and

         (v) The Corporation shall promptly furnish ADS with all amendments of or supplements to the foregoing and shall deliver to ADS a certified copy of the resolution of the Board of Directors of the Corporation (the "Board") appointing ADS and authorizing the execution and delivery of this Agreement.

2.  DUTIES OF ADS

(a) TRANSFER AGENCY SERVICES. In accordance with procedures established from time to time by agreement between the Corporation on behalf of each of the Funds, as applicable, and ADS, ADS will perform the following services:

         (i) provide the services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program) that are customary for open-end management investment companies including:

                  (A) maintaining all Shareholder accounts;

                  (B) preparing Shareholder meeting lists;

                  (C) mailing Shareholder reports and prospectuses to current Shareholders;

                  (D) withholding taxes on U.S. resident and non-resident alien accounts;

                  (E) preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required by federal authorities with respect to distributions for Shareholders;

                  (F) preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts; and,

                  (G) providing account information in response to inquiries from Shareholders.

         (ii) Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation therefore to the Custodian of the Fund authorized by the Board of Directors of the Fund (the "Custodian"); or, in the case of a Fund's operating in a master-feeder or fund of funds structure, to the transfer agent or interest-holder recordkeeper for the master portfolios in which the Fund invests;

         (iii) pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

         (iv) receive for acceptance redemption requests and deliver the appropriate documentation therefor to the Custodian or, in the case of Fund's operating in a master-feeder or fund of funds structure, to the transfer agent or interest-holder recordkeeper for the master portfolios in which the Fund invests;

         (v) as and when it receives monies paid to it by the Custodian with respect to any redemption, pay the redemption proceeds as required by the Prospectus pursuant to which the redeemed Shares were offered and as instructed by the redeeming Shareholders;

         (vi) effect transfers of Shares upon receipt of appropriate instructions from Shareholders;

         (vii) prepare and transmit to Shareholders (or credit the appropriate Shareholder accounts) payments for all distributions declared by the Corporation with respect to Shares;

         (viii) issue share certificates and replacement share certificates for those share certificates alleged to have been lost, stolen, or destroyed upon receipt by ADS of indemnification satisfactory to ADS and protecting ADS and the Corporation and, at the option of ADS, issue replacement certificates in place of mutilated share certificates upon presentation thereof without requiring indemnification;

         (ix) receive from Shareholders or debit Shareholder accounts for sales commissions, including contingent deferred, deferred and other sales charges, and service fees (I.E., wire redemption charges) and prepare and transmit payments to underwriters, selected dealers and others for commissions and service fees received;

         (x) track shareholder accounts by financial intermediary source and otherwise as requested by the Corporation and provide periodic reporting to the Corporation or its administrator or other agent;

         (xi) maintain records of account for and provide reports and statements to the Corporation and Shareholders as to the foregoing;

         (xii) Record the issuance of shares of the Fund and maintain pursuant to SEC Rule 17Ad-10(e) a record of the total number of shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding.

         (xiii) provide a system which will enable the Corporation to calculate the total number of Shares of each Fund and Class thereof sold in each State.

         (b) OTHER SERVICES. ADS shall provide the following additional services on behalf of the Corporation and such other services agreed to in writing by the Corporation and ADS:

         (i) monitor and make appropriate filings with respect to the escheatment laws of the various states and territories of the United States; and

(c) BLUE SKY MATTERS. The Corporation or its administrator or other agent

         (i) shall identify to ADS in writing those transactions and assets to be treated as exempt from reporting for each state and territory of the United States and for each foreign jurisdiction (collectively "States"); and

         (ii) shall monitor the sales activity with respect to Shareholders domiciled or resident in each State.

(d) SAFEKEEPING. ADS shall establish and maintain facilities and procedures reasonably acceptable to the Corporation for the safekeeping, control, preparation and use of share certificates, check forms, and facsimile signature imprinting devices. ADS shall establish and maintain facilities and procedures reasonably acceptable to the Corporation for safekeeping of all records maintained by ADS pursuant to this Agreement.

(e) COOPERATION WITH ACCOUNTANTS. ADS shall cooperate with each Fund's independent public accountants and shall take reasonable action to make all necessary information available to the accountants for the performance of the accountants' duties.

(f) RESPONSIBILITY FOR COMPLIANCE WITH LAW.

                  (i) IN GENERAL. Except with respect to ADS's duties as set forth in this Section 2 and except as otherwise specifically provided herein, the Corporation assumes all responsibility for ensuring that the Corporation complies with all applicable requirements of the Securities Act, the 1940 Act and any laws, rules and regulations of governmental authorities with jurisdiction over the Corporation. All references to any law in this Agreement shall be deemed to include reference to the applicable rules and regulations promulgated under authority of the law and all official interpretations of such law or rules or regulations.

                  (ii) ISSUANCE OF SHARES. The responsibility of ADS for the Corporation's state registration status is solely limited to the reporting of transactions to the Corporation, and ADS shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Corporation or its administrator or other agent.


3. RECORDKEEPING

(a) PREDECESSOR RECORDS. Prior to the commencement of ADS's responsibilities under this Agreement, if applicable, the Corporation shall deliver or cause to be delivered over to ADS:

         (i) an accurate list of Shareholders of the Corporation, showing each Shareholder's address of record, number of Shares owned and whether such Shares are represented by outstanding share certificates and

         (ii) all Shareholder records, files, and other materials necessary or appropriate for proper performance of the functions assumed by ADS under this Agreement (collectively referred to as the "Materials"). The Corporation shall on behalf of each applicable Fund or Class indemnify and hold ADS harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any error, omission, inaccuracy or other deficiency of the Materials, or out of the failure of the Corporation to provide any portion of the Materials or to provide any information in the Corporation's possession or control reasonably needed by ADS to perform the services described in this Agreement.

 (b) RECORDKEEPING. ADS shall keep records relating to the services to be performed under this Agreement, in the form and manner as it may deem advisable and as required by applicable law. To the extent required by Section 31 of the 1940 Act, and the rules thereunder, ADS agrees that all such records prepared or maintained by ADS relating to the services to be performed by ADS under this Agreement are the property of the Corporation and will be preserved, maintained and made available in accordance with Section 31 of the 1940 Act and the rules thereunder, and will be surrendered promptly to the Corporation on and in accordance with the Corporation's request. The Corporation and the Corporation's authorized representatives shall have access to ADS's records relating to the services to be performed under this Agreement at all times during ADS's normal business hours. Upon the reasonable request of the Corporation, copies of any such records shall be provided promptly by ADS to the Corporation or its authorized representatives.

(c) CONFIDENTIALITY OF RECORDS. ADS and the Corporation agree that all books, records, information, and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

(d) INSPECTION OF RECORDS BY OTHERS. In case of any requests or demands for the inspection of the Shareholder records of the Fund, ADS will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. ADS reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person, and shall promptly notify the Fund of any unusual request to inspect or copy the shareholder records of the Fund or the receipt of any other unusual request to inspect, copy or produce the records of the Fund.

4. ISSUANCE AND TRANSFER OF SHARES

(a) ISSUANCE OF SHARES. ADS shall make original issues of Shares of each Fund and Class thereof in accordance with the Corporation's then current prospectus only upon receipt of

         (i)  instructions requesting the issuance,

         (ii) a certified copy of a resolution of the Board authorizing the issuance,

         (iii) necessary funds for the payment of any original issue tax applicable to such Shares, and

         (iv) an opinion of the Corporation's counsel as to the legality and validity of the issuance, which opinion may provide that it is contingent upon the filing by the Corporation of an appropriate notice with the SEC, as required by Section 24 of the 1940 Act or the rules thereunder. If such opinion is contingent upon a filing under Section 24 of the 1940 Act, the Corporation shall indemnify ADS for any liability arising from the failure of the Corporation to comply with that section or the rules thereunder.

(b) TRANSFER OF SHARES. Transfers of Shares of each Fund and Class thereof shall be registered on the Shareholder records maintained by ADS. In registering transfers of Shares, ADS may rely upon the Uniform Commercial Code as in effect in the State of New York or any other statutes that, in the opinion of ADS's counsel, protect ADS and the Corporation from liability arising from:

         (i) not requiring complete documentation;

         (ii) registering a transfer without an adverse claim inquiry;

         (iii) delaying registration for purposes of such inquiry; or,

          (iv) refusing registration whenever an adverse claim requires such refusal. As Transfer Agent, ADS will be responsible for delivery to the transferor and transferee of such documentation as is required by the Uniform Commercial Code.

5.  SHARE CERTIFICATES

(a) SURCHARGE FOR ISSUANCE OF SHARE CERTIFICATIONS. If the Corporation issues share certificates, the Corporation shall pay the surcharge for issuance of certificates set forth in Schedule A, item (f).

(b) ProceduRES FOR ISSUANCE OF CERTIFICATES. In the event the Corporation elects to issue share certificates, the following provisions shall apply:

                  (i) CERTIFICATES. The Corporation shall furnish to ADS a supply of blank share certificates of each Fund and Class thereof and, from time to time, will renew such supply upon ADS's request. Blank share certificates shall be signed manually or by facsimile signatures of officers of the Corporation authorized to sign by the Organic Documents of the Corporation and, if required by the Organic Documents, shall bear the Corporation's seal or a facsimile thereof. Unless otherwise directed by the Corporation, ADS may issue or register Share certificates reflecting the manual or facsimile signature of an officer who has died, resigned or been removed by the Corporation.

                  (ii) ENDORSEMENT; TRANSPORTATION. New Share certificates shall be issued by ADS upon surrender of outstanding Share certificates in the form deemed by ADS to be properly endorsed for transfer and satisfactory evidence of compliance with all applicable laws relating to the payment or collection of taxes. ADS shall forward Share certificates in "non-negotiable" form by first-class or registered mail, or by whatever means ADS deems equally reliable and expeditious. ADS shall not mail Share certificates in "negotiable" form unless requested in writing by the Corporation and fully indemnified by the Corporation to ADS's satisfaction.

6.  SHARE PURCHASES; ELIGIBILITY TO RECEIVE DISTRIBUTIONS

(a) PURCHASE ORDERS. Shares shall be issued in accordance with the terms of a Fund's or Class' prospectus after ADS or its agent receives either:

         (i)(A) an instruction directing investment in a Fund or Class, (B) a check (other than a third party check) or a wire or other electronic payment in the amount designated in the instruction and (C), in the case of an initial purchase, a completed account application; or,

         (ii) the information required for purchases pursuant to a selected dealer agreement, processing organization agreement, or a similar contract with a financial intermediary.

(b) DISTRIBUTION ELIGIBILITY. Shares issued in a Fund after receipt of a completed purchase order shall be eligible to receive distributions of the Fund at the time specified in the prospectus pursuant to which the Shares are offered.

(c) DETERMINATION OF FEDERAL FUNDS. Shareholder payments shall be considered Federal Funds no later than on the day indicated below unless other times are noted in the prospectus of the applicable Class or Fund:

         (i) for a wire received, at the time of the receipt of the wire;

         (ii) for a check drawn on a member bank of the Federal Reserve System, on the second Fund Business Day following receipt of the check; and

         (iii) for a check drawn on an institution that is not a member of the Federal Reserve System, at such time as ADS is credited with Federal Funds with respect to that check.

7.  FEES AND EXPENSES

(a) For the services provided by ADS pursuant to this Agreement, the Corporation, on behalf of each Fund, agrees to pay ADS the fees set forth in Schedule A. Fees will begin to accrue for each Fund on the latter of the date of this Agreement or the date of commencement of operations of the Fund.

(b) In addition to the fees paid under subsection (a), the Corporation agrees to reimburse ADS for out-of-pocket expenses or advances incurred by ADS for the items set out in the Schedule A attached hereto. In addition, the Corporation will reimburse any other expenses incurred by ADS at the request or with the consent of the Corporation.

(c) The fees, out-of pocket expenses and advances identified in the foregoing subsections (a) and (b) above may be changed from time to time subject to mutual written agreement between the Corporation and ADS.

(d) The Corporation agrees to pay all fees and reimbursable expenses within ten days following the receipt of the respective billing notice.

8.  REPRESENTATIONS AND WARRANTIES

(a) REPRESENTATIONS OF ADS. ADS represents and warrants to the Corporation that:

         (i) it is a corporation duly organized and existing and in good standing under the laws of the State of New York;

         (ii) it is duly qualified to carry on its business in the State of New York;

         (iii) it is empowered under applicable laws and by its Article of Incorporation and Bylaws to enter into this Agreement and perform its duties under this Agreement;

         (iv) it has access to the necessary facilities, equipment, and personnel to perform its duties and obligations under this Agreement; and,

         (iv) it is registered as a transfer agent under Section 17A of the Securities Exchange Act of 1934 and shall continue to be registered throughout the remainder of this Agreement.

(b) REPRESENTATIONS OF THE CORPORATION. The Fund represents and warrants to ADS that

         (i) it is a business Corporation duly organized and existing and in good standing under the laws of Maryland;

         (ii) it is empowered under applicable laws and by its Organic Documents to enter into and perform this Agreement;

         (iii) all proceedings required by said Organic Documents have been taken to authorize it to enter into and perform this Agreement;

         (iv) it is an open-end management investment company registered under the Investment Company Act of 1940; and,

         (v) a registration statement under the Securities Act of 1933 is currently or will become effective and will remain effective, and appropriate state securities law filings as required, have been or will be made and will continue to be made, with respect to all Shares of the Fund being offered for sale.


9.  INDEMNIFICATION

(a) INDEMNIFICATION OF ADS. ADS shall not be responsible for, and the Corporation shall on behalf of each applicable Fund or Class thereof indemnify and hold ADS harmless from and against, any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributable to:

         (i) all actions of ADS or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without gross negligence or willful misconduct; the Corporation's lack of good faith or the Corporation's gross negligence or willful misconduct;

         (ii) the reliance on or use by ADS or its agents or subcontractors of information, records or documents which (i) are received by ADS or its agents or subcontractors and furnished to it by or on behalf of the Fund, and (ii) have been prepared or maintained by the Corporation or any other person or firm on behalf of the Corporation, including but not limited to any previous transfer agent or registrar;

         (iii) the reasonable reliance on, or the carrying out by ADS or its agents or subcontractors of, any instructions or requests of the Corporation on behalf of the applicable Fund;

         (iv) the Fund's refusal or failure to comply with the terms of this Agreement, or which arise out of the Fund's lack good faith, gross negligence or willful misconduct or which arise out of the breach of any representation or warranty of the Fund hereunder and,

         (v) the offer or sale of Shares in violation of any requirement under the Federal securities laws or regulations or the securities laws or regulations of any State that such Shares be registered in such State or in violation of any stop order or other determination or ruling by any federal agency or any State with respect to the offer or sale of such Shares in such State.

(b) INDEMNIFICATION OF THE CORPORATION. ADS shall indemnify and hold the Corporation and each Fund or Class thereof harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising out of or attributed to any action or failure or omission to act by ADS as a result of ADS's lack of good faith, gross negligence or willful misconduct with respect to the services performed under or in connection with this Agreement.

(c) RELIANCE. At any time ADS may apply to any officer of the Corporation for instructions, and may consult with legal counsel to the Corporation or to ADS with respect to any matter arising in connection with the services to be performed by ADS under this Agreement, and ADS and its agents or subcontractors shall not be liable and shall be indemnified by the Corporation on behalf of the applicable Fund for any action taken or omitted by it in reasonable reliance upon such instructions or upon the advice of such counsel. ADS, its agents and subcontractors shall be protected and indemnified in acting upon

         (i) any paper or document furnished by or on behalf of the Corporation, reasonably believed by ADS to be genuine and to have been signed by the proper person or persons;

         (ii) any instruction, information, data, records or documents provided ADS or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Corporation; and,

         (iii) any authorization, instruction, approval, item or set of data, or information of any kind transmitted to ADS in person or by telephone, vocal telegram or other electronic means, reasonably believed by ADS to be genuine and to have been given by the proper person or persons. ADS shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Corporation. ADS, its agents and subcontractors shall also be protected and indemnified in recognizing share certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Corporation, and the proper countersignature of any former transfer agent or former registrar or of a co-transfer agent or co-registrar of the Corporation.

(d) RELIANCE ON ELECTRONIC INSTRUCTIONS. If the Corporation has the ability to originate electronic instructions to ADS in order to (i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information, then in such event ADS shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by ADS from time to time.

(e) USE OF FUND/SERV AND NETWORKING. The Corporation has authorized or in the future may authorize ADS to act as a "Mutual Fund Services Member" for the Corporation or various Funds and Classes. Fund/SERV and Networking are services sponsored by the National Securities Clearing Corporation ("NSCC") and as used herein have the meanings as set forth in the then current edition of NSCC RULES AND PROCEDURES published by NSCC or such other similar publication as may exist from time to time. The Corporation shall indemnify and hold ADS harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liability arising directly or indirectly out of or attributed to any action or failure or omission to act by NSCC.

(f) NOTIFICATION OF CLAIMS. In order that the indemnification provisions contained in this Section shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim or to defend against said claim in its own name or in the name of the other party. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

10.   PROPRIETARY INFORMATION

(a) PROPRIETARY INFORMATION OF ADS. The Corporation acknowledges that the databases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals maintained by ADS on databases under the control and ownership of ADS or a third party constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to ADS or the third party. The Corporation agrees to treat all Proprietary Information as proprietary to ADS and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided under this Agreement.

(B) PROPRIETARY INFORMATION OF THE CORPORATION. ADS acknowledges that the Shareholder list and all information related to Shareholders furnished to ADS by the Corporation or by a Shareholder in connection with this Agreement (collectively, "Customer Data") constitute proprietary information of substantial value to the Corporation. In no event shall Proprietary Information be deemed Customer Data. ADS agrees to treat all Customer Data as proprietary to the Corporation and further agrees that it shall not divulge any Customer Data to any person or organization except as may be provided under this Agreement or as maybe directed by the Corporation.

11.  EFFECTIVENESS, DURATION, AND TERMINATION

         (a) EFFECTIVE DATE. This Agreement shall become effective on the date first above written.

         (b) TERM. This Agreement shall remain in effect for a period of three
(3) years from the date of its effectiveness and shall continue in effect for successive twelve-month periods; provided that such continuance is specifically approved at least annually by the Board and by a majority of the Directors who are not parties to this Agreement or interested persons of any such party.

         (c) TERMINATION FOR CAUSE. In the event of a material breach of this Agreement by either party, the non-breaching part shall notify the breaching party in writing of such breach and upon receipt of such notice, the breaching party shall by 45 days to remedy the breach. If said breach is not remedied to the reasonable satisfaction of the non-breaching party, the non-breaching party may thereafter terminate this Agreement immediately. Compensation due ADS and unpaid by the Corporation upon such termination shall be immediately due and payable upon, and notwithstanding, such termination. If after such termination for so long as ADS, with the written consent of the Corporation, in fact continues to perform any one or more of the services contemplated by this Agreement, the provisions of this Agreement, including without limitation, the provisions dealing with indemnification, shall continue in full force and effect.

         (d) PAYMENT UPON TERMINATION. If at any time during the initial or any subsequent term of this Agreement, ADS is replaced as transfer agent or dividend disbursing agent for any reason other than for a material breach of this Agreement which ADS does not cure within a reasonable time, or a Fund is merged into or sells all (or substantially all) of its assets to another fund or family of funds for which ADS does not serve as transfer agent or dividend disbursing agent, then the Fund shall, immediately upon demand by ADS, make a one time cash payment equal to the net present value of the revenues ADS would have earned during the remainder of the initial or subsequent term of the Agreement, as the case may be, at the fee rate in effect at the time of such event (including any applicable minimum). For purposes of this paragraph, the figure used to calculate the fee due ADS hereunder shall be the highest monthly fees paid by the Fund at any time during the 12 months immediately preceding the termination of ADS (or the merger or sale of assets) of the Fund.

         (e) REIMBURSEMENT OF ADS'S EXPENSES. If this Agreement is terminated with respect to a Fund or Funds, ADS shall be entitled to collect from the Fund or Funds, in addition to the compensation described under Sections 4 and 11(d) hereof, the amount of all of ADS's reasonable cash disbursements for services in connection with ADS's activities in effecting such termination, including without limitation, the delivery to the Corporation and/or its designees of the Corporation's property, records, instruments and documents, or any copies thereof. Subsequent to such termination, for a reasonable fee, ADS will provide the Corporation with reasonable access to all Corporation documents or records, if any, remaining in its possession. Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund. Additionally, ADS reserves the right to charge for any other reasonable costs and expenses associated with such termination.

(e) SURVIVAL OF CERTAIN OBLIGATIONS. The obligations of Sections 8, 10 and 11 shall survive any termination of this Agreement

(f) FORCE MAJEURE. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

12. ADDITIONAL FUNDS AND CLASSES.

If the Corporation establishes one or more series of Shares or one or more classes of Shares after the effectiveness of this Agreement, such series of Shares or classes of Shares, as the case may be, shall become Funds and Classes under this Agreement; PROVIDED, however, that either ADS or the Corporation may elect not to make and such series or classes subject to this Agreement.

13.  ASSIGNMENT

Except as otherwise provided in this Agreement, neither this Agreement nor any rights or obligations under this Agreement may be assigned by either party without the written consent of the other party. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns. ADS may, without further consent on the part of the Corporation, subcontract for the performance hereof with any entity, including affiliated persons of ADS; provided however, that ADS shall be as fully responsible to the Corporation for the acts and omissions of any subcontractor as ADS is for its own acts and omissions.

14.  TAXES

ADS shall not be liable for any taxes, assessments or governmental charges that may be levied or assessed on any basis whatsoever in connection with the Corporation or any Shareholder or any purchase of Shares, excluding taxes assessed against ADS for compensation received by it under this Agreement.

15.  MISCELLANEOUS

(a) AMENDMENTS. No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

(b) CHOICE OF LAW. This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York.

(c) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

(d) COUNTERPARTS. The parties may execute this Agreement on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

(e) SEVERABILITY. If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

(f) HEADINGS. Section and paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

(g) NOTICES. All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received or when sent by telex or facsimile, and shall be given to the following addresses (or such other addresses as to which notice is given):

To the Fund:                                      To ADS:

  Michael Miola                                     Richard Butt
  President, Chairman of the Board                  President
  Questar Funds, Inc., MacroTrends Fund             American Data Services, Inc.
  150 Motor Parkway, Suite 109                      150 Motor Parkway, Suite 109
  Hauppauge, NY  11788                              Hauppauge, NY  11788

(H) BUSINESS DAYS. Nothing contained in this Agreement is intended to or shall require ADS, in any capacity hereunder, to perform any functions or duties on any day other than a Fund Business Day. Functions or duties normally scheduled to be performed on any day which is not a Fund Business Day shall be performed on, and as of, the next Fund Business Day, unless otherwise required by law.

(I) DISTINCTION OF FUNDS. Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Fund of the Corporation are separate and distinct from the assets and liabilities of each other Fund and that no Fund shall be liable or shall be charged for any debt, obligation or liability of any other Fund, whether arising under this Agreement or otherwise.

(j) CONSEQUENTIAL DAMAGES. Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

(k) NONLIABILITY OF AFFILIATES. No affiliated person (as that term is defined in the 1940 Act), employee, agent, director, officer or manager of ADS shall be liable at law or in equity for ADS's obligations under this Agreement.

(l) REPRESENTATION OF SIGNATORIES. Each of the undersigned expressly warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized persons, as of the day and year first above written.

QUESTAR FUNDS, INC.                          AMERICAN DATA SERVICES, INC.
MACROTRENDS FUND



By:  _______________________________         By:  _____________________________
        Michael Miola, President                   Richard Butt, President

                      QUESTAR FUNDS, INC.: MACROTRENDS FUND
                            TRANSFER AGENCY AGREEMENT

                                   SCHEDULE A
                            FEES AND ACCOUNT CHARGES

         For the services rendered by ADS in its capacity as transfer agent, the Fund shall pay ADS a fee, calculated as a combination of account maintenance charges plus transaction charges as follows:

(A) ACCOUNT MAINTENANCE CHARGE:
     The Greater of (No prorating for partial months) (1) a minimum maintenance charge per Fund/Class $1,000.00/ month*; or, (2) charges based upon the total of all open/closed accounts (1) per Fund/class upon the following annual rates:

                     TYPE OF FUND                             CHARGE PER ACCOUNT

         Dividend calculated and
          paid annually, semi-annually, quarterly                 $   9.00

         Dividend calculated and paid monthly                     $  12.00

         Dividend accrued daily and paid monthly                  $  16.00

         Closed Accounts                                          $   2.00(2)

(1) All accounts closed during a month will be considered as open accounts for billing purposes in the month the account is closed.

(2) Closed accounts remain on the shareholder files until all 1099's and 5498's have been distributed to the shareholders and send via mag-media to the IRS.

* The Account Maintenance Charge per Fund/Class will increase to $1,250.00 per month after November 30, 2000.

                                      PLUS,

 (B) TRANSACTION FEES:

Trade Entry (purchase/liquidation) and maintenance transactions .....$ 1.50 each

New account set-up ..................................................$ 3.00 each

Customer service calls ..............................................$ 1.50 each

Correspondence/ information requests ................................$ 1.75 each

Check preparation ...................................................$  .50 each

Liquidations paid by wire transfer ..................................$ 3.00 each

ACH charge ..........................................................$  .45 each

SWP .................................................................$ 1.00 each

(C) 24 HOUR AUTOMATED VOICE RESPONSE:

Initial set-up (one-time) charge per Fund - $750.00

Monthly maintenance charge per Fund - $50.00

All calls processed through automated voice response will be billed as a customer service call listed above.


(D) FUND/SERV

All Funds processed through Fund/SERV will be subject to an additional monthly charge of $250.00

All transactions processed through Fund/SERV will be billed at the transaction fee rates listed in (b) above.


(E) INTERNET ACCESS:

Each shareholder/adviser/broker hit billed at $0.25 per hit.

(f) Issuance of Share Certificates:

For each share certificate issued by ADS, a $25.00 charge will be assessed to the Fund for which the certificate was issued.

                                  FEE INCREASES

On each annual anniversary date of this Agreement, the fees enumerated above will be increased by the change in the Consumer Price Index for the Northeast region (CPI) for the twelve-month period ending with the month preceding such annual anniversary date.



(F) IRA PLAN FEES:

The following fees will be charged directly to the shareholder account:

Annual maintenance fee ........................................$15.00 /account *

Incoming transfer from prior custodian ........................$12.00

Distribution to a participant .................................$15.00

Refund of excess contribution .................................$15.00

Transfer to successor custodian ...............................$15.00

 Automatic periodic distributions .............................$15.00/year per account

* Includes $8.00 Bank Custody Fee.

 (G) EXPENSES:

         The Fund shall reimburse ADS for any out-of-pocket expenses, exclusive of salaries, advanced by ADS in connection with but not limited to the costs for printing fund documents, (i.e. printing of confirmation forms, shareholder statements, redemption/dividend checks, envelopes, financial statements, proxy statement, fund prospectus, etc.) proxy solicitation and mailing expenses, travel requested by the Fund, telephone toll charges, 800-line costs and fees, facsimile and data transmission costs, stationery and supplies (related to Fund records), record storage, postage (plus a $0.085 service charge for all mailings), pro-rata portion of annual SAS-70 audit letter, telex and courier charges incurred in connection with the performance of its duties hereunder. ADS shall provide the Fund with a monthly invoice of such expenses and the Fund shall reimburse ADS within fifteen (15) days after receipt thereof.

(H) SPECIAL REPORTS:

         All reports and/or analyses requested by the Fund that are not included in the fee schedule, shall be subject to an additional charge, agreed upon in advance, based upon the following rates:

         Senior staff..........$150.00/hr.
         Junior staff .........$ 75.00/hr.
         Computer time.........$ 45.00/hr.


(I) SERVICE DEPOSIT:

         The Fund will remit to ADS upon execution of this Agreement a security deposit of equal to one (1) month's shareholder service fee. The service deposit computation will be based either on the total number of shareholder accounts (open and closed) of each Fund to be serviced or the minimum fee, whichever is greater, as of the execution date of this Agreement. The Fund will have the option to have the security deposit applied to the last month's service fee, or applied to any new contract between the Fund and ADS.

         However, if the Fund elects or is forced to terminate this Agreement for any reason what-so-ever other than a material breach by ADS (including, but not limited to, the voluntary or involuntary termination of the Fund, liquidation of the Fund's assets, the sale or merger of the Fund or it's assets to any successor entity) prior to the termination date of this Agreement as specified in Section 7 of this Agreement, the Fund will forfeit the Security Deposit paid to ADS upon execution of this Agreement

 (J) CONVERSION CHARGE: (EXISTING FUNDS ONLY)

         There will be a charge to convert the Fund's shareholder accounting records on to the ADS stock transfer system. In addition, ADS will be reimbursed for all out-of-pocket expenses, enumerated in paragraph (b) above and data media conversion costs, incurred during the conversion process.

         The conversion charge will be estimated and agreed upon in advance by the Fund and ADS. The charge will be based upon the quantity of records to be converted and the condition of the previous service agent's records.

                      QUESTAR FUNDS, INC.: MACROTRENDS FUND
                            TRANSFER AGENCY AGREEMENT

                                   SCHEDULE B
              FUNDS AND CLASSES TO BE SERVICED UNDER THIS AGREEMENT



                                MACROTRENDS FUND